UNITIED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(a) or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 3, 2003

NetNation Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26881	33-0803438
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1410 - 555 West Hastings Street
Vancouver, British Columbia, Canada	V6B 4N6

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 604.688.8946

None

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

NetNation Communications, Inc. has provided the NASDAQ Stock Market with notice of a proposed reverse stock split. On June 2, 2003, the board of directors of NetNation approved a proposed amendment to NetNation’s Certificate of Incorporation to effect a reverse split on a one for two and one-half (1:2½) basis so that two and one-half (2½) shares of old common stock shall be converted into and reconstituted as one (1) share of new common stock. The proposal is subject to approval by stockholders at NetNation’s next Annual Meeting of Stockholders, which is scheduled to be held on June 12, 2003. NetNation anticipates that the effective date of the reverse stock split will be Friday, June 13, 2003 and that post-consolidation trading will commence on Monday, June 16, 2003. NetNation announced the proposed reverse stock split in a news release dated June 3, 2003, a copy of which is attached as an exhibit hereto, and the text of which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	News Release dated June 3, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETNATION COMMUNICATIONS, INC.

Date: June 3, 2002	By:	/s/ Joseph Kibur

Joseph Kibur
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	News Release dated June 3, 2003

Exhibit 99.1

News Release

FOR RELEASE TUESDAY, JUNE 3, 2003 @ 5:00pm PDT

NetNation Gives Notice of Reverse Stock Split to NASDAQ

Vancouver, BC – June 3, 2003 – NetNation Communications, Inc. (NASDAQ: NNCI) announced today that it has given the NASDAQ Stock Market notice that it intends to conduct a reverse stock split of its outstanding shares of common stock. On June 2, 2003, NetNation’s board of directors recommended and approved a proposed amendment to NetNation’s charter, subject to approval by stockholders, to effect a reverse stock split of NetNation’s outstanding shares of common stock. If, on or before July 3, 2003, the closing price of NetNation’s common stock has not met or exceeded $1.00 for at least ten (10) consecutive trading days, NetNation will be subject to de-listing from the NASDAQ SmallCap Market. NetNation believes that the reverse stock split will have the effect of increasing the per share trading price of NetNation’s common stock, which could result in a share price high enough to satisfy the NASDAQ minimum bid price listing requirement.

Proxy statements regarding the proposed action were mailed to stockholders on or about May 23, 2003. The proposal will be voted on at NetNation’s 2003 Annual Meeting of Stockholders, to be held on June 12, 2003 in Vancouver, British Columbia. If approved by stockholders, the proposal would be effective upon filing the amended charter with the Delaware Secretary of State, as soon as practicable following the meeting. Subject to shareholder approval and the filing of the amendment to the Certificate of Incorporation with the Delaware Secretary of State, the effective date of the reverse stock split will be Friday, June 13, 2003 and post-consolidation trading will commence on Monday, June 16, 2003. Until effectiveness, the number of outstanding shares of common stock of NetNation will remain unaffected by the board of director’s action.

About NetNation Communications, Inc.

NetNation Communications, Inc. (http://www.netnation.com) is a pioneer in web hosting and domain name registration. With more than six years in operation, the Company has extended its products to offer enhanced-dedicated servers, co-location, shared hosting and managed services to clients worldwide. NetNation is recognized by industry evaluators for its excellent customer service and support, as reflected by its frequent top web host rankings worldwide. The Company was recently ranked the fourth fastest growing company in British Columbia by Business in Vancouver magazine, based on percentage revenue growth from 1997 to 2001.

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the following: (1) the reverse stock split may not result in a minimum bid price of NetNation’s common stock at or above the $1.00 minimum bid price required by Marketplace Rule 4310(c)(4) for the required ten consecutive trading days or at all; (2) the NASDAQ listing qualifications panel may not approve NetNation’s request for continued listing on the NASDAQ SmallCap Market; (3) NetNation must maintain compliance with all criteria for continued listing on the NASDAQ SmallCap Market; (4) technological changes or changes in the competitive environment adversely affecting the service-packages, market share, revenues or margins of the combined business; (5) changes in general economic, financial or business conditions adversely affecting the combined business or the markets in which it operates and adversely affecting future revenues; (6) availability of financial resources to carry out plans; and (7) authorization from third parties to carry out plans. The matters discussed in this news release also involved risks and uncertainties described from time to time in NetNation’s filings with the Securities and Exchange Commission, including the most recent Form 10-K filed on February 11, 2003 and Form 10-Q filed on May 13, 2003. NetNation assumes no obligation to update any forward-looking information contained in this news release. NetNation is a registered trademark of NetNation Communications, Inc. All other products and company names are the trademarks or registered trademarks of their respective owners.

Contact:
Jay Elliott
1 604 688 8946 ext. 216
mr@netnation.com